UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael D. Casey as Chief Executive Officer and Chairman of the Board

On January 3, 2025, Michael D. Casey, age 64, provided notice to the Board of Directors (the “Board”) of Carter’s, Inc. (the “Company”) of his decision to retire from his position as Chief Executive Officer & President of the Company (the “CEO”) and as Chairman of the Board, effective immediately. Mr. Casey’s retirement was not the result of any disagreement on matters relating to the Company’s operations, policies, or practices. The Company expects to enter into a retirement agreement with Mr. Casey at a later date. The Company will disclose the terms of the agreement when it is finalized and executed.

Mr. Casey will remain with the Company in an advisory capacity through February 28, 2025 to support the transition (the “Transition Period”). During the Transition Period, Mr. Casey will continue to receive his current salary and benefits, and will remain eligible to receive a bonus pursuant to the Company’s Amended and Restated Annual Incentive Compensation Plan with respect to the services provided in 2024, but will not be eligible for a bonus payment in relation to 2025.

Appointment of Richard F. Westenberger as Interim Chief Executive Officer

On January 7, 2025, the Company announced the appointment of Richard F. Westenberger as Interim Chief Executive Officer, effective January 5, 2025. Mr. Westenberger will continue to serve in his current role as Senior Executive Vice President, Chief Financial Officer & Chief Operating Officer.

Mr. Westenberger, age 56, joined the Company in 2009 as Executive Vice President & Chief Financial Officer, and was appointed Senior Executive Vice President, Chief Financial Officer & Chief Operating Officer in March 2024. Mr. Westenberger’s responsibilities in his role as Senior Executive Vice President, Chief Financial Officer & Chief Operating Officer include management of Carter’s finance, enterprise risk management, supply chain, and real estate functions. Prior to joining Carter’s, Mr. Westenberger served as Vice President of Corporate Finance and Treasurer of Hewitt Associates, Inc. from 2006 to 2008. From 1996 to 2006, Mr. Westenberger held various senior financial management positions at Sears Holdings Corporation and its predecessor organization, Sears, Roebuck and Co., including Senior Vice President & Chief Financial Officer of Lands’ End, Inc., Vice President of Corporate Planning & Analysis, and Vice President of Investor Relations. Prior to Sears, Mr. Westenberger was with Kraft Foods, Inc. He began his career at Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP, and is a certified public accountant. Mr. Westenberger earned his Bachelor of Business Administration in Accountancy from the University of Notre Dame and his Master of Business Administration from the University of Chicago Booth School of Business.

In connection with his appointment as Interim CEO, Mr. Westenberger will be paid a monthly cash stipend of $110,000. Mr. Westenberger will also receive restricted stock awards in an amount of $300,000 pursuant to the Company’s Amended and Restated Equity Incentive Plan on a quarterly basis (the “Westenberger Awards”), each vesting within one year of the grant date of the relevant Westenberger Award. The Westenberger Awards will be immediately vested in the event that Mr. Westenberger is terminated without cause or resigns for good reason prior to the applicable vesting date, or in the event of his death or disability prior to the vesting date.

There is no arrangement or understanding with any person pursuant to which Mr. Westenberger was appointed as Interim CEO. There are no family relationships between Mr. Westenberger and any director or executive officer of the Company, and Mr. Westenberger is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of William J. Montgoris as Non-Executive Chairman of the Board of Directors

On January 7, 2025, the Company announced that William J. Montgoris, Lead Independent Director, has been appointed to serve as the Non-Executive Chairman of the Board, effective January 5, 2025. In connection with Mr. Montgoris’ appointment, the Board approved an annual cash retainer of $150,000.

Issuance of Retention Awards

On January 7, 2025, the Company announced the issuance of cash retention awards, with each award being in the amount of $250,000 (the “Retention Awards”), in respect of designated employees to assist the Company with the retention of talent as it continues to execute on its long-term strategic plan and undergoes the aforementioned transitions. Each of Kendra D. Krugman (Senior Executive Vice President, Chief Creative & Growth Officer), Julia A. D’Emilio (Executive Vice President, Global Sales), Jeffrey M. Jenkins (Executive Vice President, Global Marketing), Allison Peterson (Executive Vice President, Chief Retail & Digital Officer), Antonio D. Robinson (Senior Vice President, General Counsel & Secretary, Corporate Social Responsibility & Chief Compliance Officer), Raghu Sagi (Executive Vice President, Chief Information & Technology Officer), Karen G. Smith (Executive Vice President, Supply Chain) and Jill A. Wilson (Senior Vice President, Human Resources & Talent Development) is eligible to receive a Retention Award. The Retention Awards will vest 100% on the first anniversary of the date of the award, subject to the employee’s continuous employment with the Company. Vesting of the Retention Awards may accelerate in the event of termination without cause, resignation for good reason, death or disability.

Item 7.01	Regulation FD Disclosure.

On January 7, 2025, the Company issued a press release, which is attached hereto as Exhibit 99.1, announcing Mr. Casey’s retirement as CEO, the appointment of Mr. Westenberger as Interim CEO, and the appointment of Mr. Montgoris as Non-Executive Chairman of the Board.

The information included in this Section 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 7, 2025.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2025	CARTER’S, INC.

	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Senior Vice President, General Counsel, Corporate Secretary, CSR & Chief Compliance Officer